Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Consolidated Fourth Quarter Revenue Growth of 10.2%

The Company’s Data and Analytics Services Segment achieved 26.2% Revenue Growth during Quarter

PITTSBURGH, PA – February 19, 2025 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full year ended December 31, 2024. Additionally, Mastech Digital announced that its Board of Directors authorized an extension of the previously announced share repurchase program for an additional year through February 8, 2026.

Fourth Quarter 2024 Highlights:

•	Total consolidated revenues increased by 10.2% to $50.7 million, compared to revenues of $46.1 million in the fourth quarter of 2023;

•	Consolidated gross margins were a Company record 29.0%, exceeding our previous record of 28.5% achieved in the third quarter of 2024;

•

The Company’s Data and Analytics Services segment reported revenues of $10.3 million, which were 26.2% higher than revenues achieved in the fourth quarter of 2023 and 9.4% higher than the third quarter of 2024;

•	The IT Staffing Services segment achieved revenues of $40.5 million, which represented a 6.8% increase from the $37.9 million of revenues achieved in the fourth quarter of 2023;

•

GAAP diluted earnings (loss) per share was $0.02 in the fourth quarter of 2024, versus a (loss) of ($0.46) in the fourth quarter of 2023. These earnings in the fourth quarter of 2024 included $2.1 million of severance expense and these earnings in the fourth quarter of 2023 included $2.4 million of severance expense and a goodwill impairment charge of $5.3 million; and

•	Non-GAAP diluted earnings per share in the fourth quarter of 2024 was $0.23, compared to $0.11 in the fourth quarter of 2023.

Fourth Quarter Results:

Revenues for the fourth quarter of 2024 totaled $50.7 million, compared to $46.1 million during the corresponding quarter of 2023, reflecting a year-over-year increase of 10.2%. Gross profits in the fourth quarter of 2024 were $14.7 million, compared to $11.3 million in the same quarter of 2023. GAAP net income (loss) for the fourth quarter of 2024 totaled $0.3 million or $0.02 per diluted share, compared to a (loss) of ($5.4 million), or (0.46) per diluted share during the same period of 2023. Non-GAAP net income for the fourth quarter of 2024 totaled $2.8 million, or $0.23 per diluted share, compared to $1.3 million, or $0.11 per diluted share, in the fourth quarter of 2023.

Activity levels at the Company’s Data and Analytics Services segment remained elevated during the fourth quarter of 2024, as order bookings approximated $11.0 million – which were below the Company’s record bookings achieved in the fourth quarter of 2023. The Company’s IT Staffing Services segment had a decline in its billable consultant base of 63 consultants during the fourth quarter of 2024. This decline was largely in-line with the seasonal fourth quarter decreases in billable consultants and was reflective of our clients’ desires to complete existing projects before the new year.

Full Year Results:

Revenues for the full year of 2024 totaled $198.9 million, compared to $201.1 for the full year of 2023. Gross profits for 2024 were $55.6 million or 27.9% of total revenues, compared to $51.0 million or 25.4% of total revenues in 2023. GAAP net income for 2024 was $3.4 million or $0.28 per diluted share, compared to a (loss) of ($7.1 million) or ($0.61) per diluted share in 2023. Non-GAAP net income for 2024 was $8.6 million, or $0.71 per diluted share, compared to $5.3 million, or $0.44 per diluted share in 2023.

Nirav Patel, the Company’s President and Chief Executive Officer, stated: “We are pleased to see both of our business segments end well in 2024. While we sustained our top line, we were able to significantly increase our gross margins in both business segments, and achieve notable improvements in GAAP and Non-GAAP net income, and diluted earnings per share in both the fourth quarter and full year. Bookings in the fourth quarter of 2024 came in lower compared to our expectations as we are seeing some caution in spending, driven by current market uncertainties.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated: “On December 31, 2024, we had $27.7 million of cash balances on hand, no bank debt, and borrowing availability of approximately $22.6 million under our revolving credit facility. During the year, our cash balances increased by $6.6 million, even with investments in operating working capital to support 2024 operations. Our Days Sales Outstanding (DSO) measurement stood at 52 days on December 31, 2024, which is well within our targeted range.

Share Repurchase Program Extension:

During the fourth quarter of 2024, the Company’s Board of Directors authorized an extension of its previously announced share repurchase program for an additional year through February 8, 2026. The repurchase program, initially announced on February 8, 2023, authorized the repurchase of up to 500,000 shares of Company common stock through February 8, 2025. Common shares available for share repurchase under this program totaled 423,000 on December 31, 2024.

Repurchases under this program may occur from time to time in the open market, through privately negotiated transactions, through block purchases or other purchase techniques, or by any combination of such methods, and may be modified, suspended or terminated at any time at the discretion of the Company’s Board of Directors. The timing and actual number of shares repurchased (if any) will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Severance charges: From time to time, we incur severance expenses related to the termination by the Company of leadership and other key personnel. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Impairment of goodwill: The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. Accordingly, excess purchase price over the fair value of net tangible assets and identifiable intangible assets are recorded as goodwill. Goodwill is not amortized but is tested for impairment at least on an annual basis. If impairment is indicated, a write-down to fair value is recorded based on the excess of the carrying value of the asset over its fair market value. As a result of the reductions in revenues related to our Data and Analytics segment during 2023, we performed a quantitative impairment test on December 31, 2023. The results of this test indicated an impairment of goodwill of $5.3 million. While it is possible that goodwill impairment could occur in the future, we believe that providing non-GAAP financial measures that exclude impairment expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Settlement reserve on employment-related claim, net of recoveries: In the second quarter of 2023, we recognized a pre-tax reserve of $3.1 million related to an employment claim asserted by a former employee who alleged various employment-related claims against the Company, including a claim of wrongful termination. During the third quarter of 2023, we formally settled this claim in accordance with the economic terms and conditions that were reflected in our second quarter 2023 financial statements. We have excluded this reserve in our non-GAAP financial measures because we believe it is not indicative of our ongoing operating performance and thus its exclusion allows investors to make a more meaningful comparison between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and statements regarding the terms, timing, logistics and conditions of the Company’s share repurchase program. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other pandemics or outbreaks disrupting day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2023.

# # #

For more information,

contact: Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$27,742	$21,147
Accounts receivable, net	31,443	29,815
Prepaid and other current assets	6,360	5,501

Total current assets	65,545	56,463
Equipment, enterprise software and leasehold improvements, net	1,998	1,913
Operating lease right-of-use assets, net	3,832	5,106
Deferred income taxes	1,958	793
Deferred financing costs, net	189	284
Non-current deposits	444	457
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	10,308	13,001

Total assets	$111,484	$105,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,683	$4,659
Current portion of operating lease liability	1,265	1,236
Accrued payroll and related costs	13,750	12,354
Other accrued liabilities	879	1,622

Total current liabilities	20,577	19,871
Long-term liabilities:
Long-term operating lease liability, less current portion	2,486	3,843
Long-term severance liability	987	—
Long-term accrued income taxes	—	69

Total liabilities	24,050	23,783
Shareholders’ equity:
Common stock, par value $0.01 per share	135	133
Additional paid-in capital	38,277	35,345
Retained earnings	55,817	52,415
Accumulated other comprehensive income (loss)	(1,910)	(1,644)
Treasury stock, at cost	(4,885)	(4,805)

Total shareholders’ equity	87,434	81,444

Total liabilities and shareholders’ equity	$111,484	$105,227

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2024	2023	2024	2023
Revenues	$50,747	$46,052	$198,943	$201,098
Cost of revenues	36,032	34,708	143,346	150,062

Gross profit	14,715	11,344	55,597	51,036
Selling, general and administrative expenses:
Operating expenses	14,650	12,974	51,806	51,911
Impairment of goodwill	—	5,300	—	5,300
Employment-related claim, net of recoveries	—	—	—	3,100

Total selling, general and administrative expenses	14,650	18,274	51,806	60,311

Income (loss) from operations	65	(6,930)	3,791	(9,275)
Other income/(expense), net	260	44	633	244

Income (loss) before income taxes	325	(6,886)	4,424	(9,031)
Income tax expense (benefit)	28	(1,535)	1,022	(1,893)

Net income (loss)	$297	$(5,351)	$3,402	$(7,138)

Earnings (loss) per share:
Basic	$0.03	$(0.46)	$0.29	$(0.61)
Diluted	$0.02	$(0.46)	$0.28	$(0.61)
Weighted average common shares outstanding:
Basic	11,713	11,598	11,669	11,613

Diluted	12,191	11,598	12,014	11,613

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2024	2023	2024	2023
GAAP Net Income (Loss)	$297	$(5,351)	$3,402	$(7,138)
Adjustments:
Amortization of acquired intangible assets	650	693	2,693	2,772
Stock-based compensation	647	581	2,200	3,082
Severance expense	2,083	2,350	2,083	2,350
Impairment of goodwill	—	5,300	—	5,300
Employment-related claim, net of recoveries	—	—	—	3,100
Income tax adjustments	(875)	(2,247)	(1,795)	(4,191)

Non-GAAP Net Income	$2,802	$1,326	$8,583	$5,275

GAAP Diluted Earnings (Loss) Per Share	$0.02	$(0.46)	$0.28	$(0.61)

Non-GAAP Diluted Earnings Per Share	$0.23	$0.11	$0.71	$0.44

Weighted average common shares outstanding:
GAAP Diluted Shares	12,191	11,598	12,014	11,613

Non-GAAP Diluted Shares	12,191	11,900	12,014	11,978

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2024	2023	2024	2023
Revenues:
Data and analytics services	$10,284	$8,152	$36,625	$34,358
IT staffing services	40,463	37,900	162,318	166,740

Total revenues	$50,747	$46,052	$198,943	$201,098

Gross Margin %:
Data and analytics services	49.5%	44.7%	49.1%	43.5%
IT staffing services	23.8%	20.3%	23.2%	21.6%

Total gross margin %	29.0%	24.6%	27.9%	25.4%

Segment Operating Income (Loss):
Data and analytics services	$1,809	$586	$3,244	$(1,807)
IT staffing services	989	827	5,323	6,054

Subtotal	2,798	1,413	8,567	4,247
Amortization of acquired intangible assets	(650)	(693)	(2,693)	(2,772)
Severance expense	(2,083)	(2,350)	(2,083)	(2,350)
Impairment of goodwill	—	(5,300)	—	(5,300)
Employment-related claim, net of recoveries	—	—	—	(3,100)
Interest income (expense) and other, net	260	44	633	244

Income (loss) before income taxes	$325	$(6,886)	$4,424	$(9,031)